Exhibit 99.1

News Release
nVent Announces Third Quarter 2022 Financial Results
Outstanding quarter of strong growth and execution delivers results above guidance; raising full-year sales and EPS guidance

•Reported sales of $745 million, up 16%; Organically up 20%
•Reported EPS of $0.55, up 25%; Adjusted EPS of $0.66, up 25%
•Generated Cash Flows from Operations of $136 million, up 18%; Free Cash Flow of $126 million, up 17%
•Raising full-year sales and EPS guidance due to continued strong performance

Reconciliations of GAAP (reported) to Non-GAAP measures are in the attached financial tables.
LONDON, UNITED KINGDOM – October 28, 2022 – nVent Electric plc (NYSE:NVT) (“nVent”), a global leader in electrical connection and protection solutions, today announced financial results for the third quarter of 2022 and provided guidance for the fourth quarter and full-year 2022.
"We had an outstanding quarter delivering exceptional results. Record third quarter sales grew 16% with organic growth of 20%. Sales growth was broad based and each segment expanded margins year-over-year,” said nVent Chief Executive Officer Beth Wozniak.

"Our performance reflects continued execution of our growth strategy, focused on high-growth verticals, new products and innovation, global growth and acquisitions. As a result of our third quarter performance, robust backlog and orders, we are raising our full-year sales and EPS guidance. I am excited about the future for nVent, as we are building a world that is more sustainable and electrified.”

Third quarter 2022 sales of $745 million were up 16% relative to third quarter 2021 and increased 20% organically, which excludes the impact from currency fluctuations. Third quarter 2022 earnings per diluted share (“EPS”) were $0.55, up 25% from $0.44 in the prior year, while on an adjusted basis, the company had EPS of $0.66, up 25% from $0.53. Segment income, adjusted net income, free cash flow and adjusted EPS are described in the attached schedules.
Third quarter 2022 operating income was $121 million, up 23%, compared to $98 million in the prior year period. On an adjusted basis, segment income was $144 million, up 22%, compared to $118 million in the prior year period.
nVent had net cash provided by operating activities of $136 million in the third quarter, and free cash flow was $126 million.

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THIRD QUARTER PERFORMANCE ($ in millions)

nVent Electric plc
	Three months ended
	September 30, 2022	September 30, 2021	% / point change
Net Sales	$745	$643	16%
Organic			20%
Operating Income	$121	$98	23%
Reported ROS	16.2%	15.2%
Segment Income	$144	$118	22%
Adjusted ROS	19.3%	18.4%	90 bps

Enclosures
	Three months ended
	September 30, 2022	September 30, 2021	% / point change
Net Sales	$388	$335	16%
Organic			20%
ROS	18.5%	16.8%	170 bps

Electrical & Fastening Solutions
	Three months ended
	September 30, 2022	September 30, 2021	% / point change
Net Sales	$209	$169	24%
Organic			28%
ROS	29.1%	28.6%	50 bps

Thermal Management
	Three months ended
	September 30, 2022	September 30, 2021	% / point change
Net Sales	$148	$138	7%
Organic			13%
ROS	24.2%	22.8%	140 bps

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GUIDANCE FOR FULL-YEAR AND FOURTH QUARTER 2022
The company now estimates reported sales growth for full-year 2022 of 16% to 17% versus prior guidance of 14% to 16%. This new guidance range represents 18% to 19% organic sales growth versus prior guidance of 15% to 17% growth. The company now expects full-year 2022 EPS of $1.91 to $1.93 on a GAAP basis and adjusted EPS of $2.30 to $2.32, versus prior guidance of $1.80 to $1.86 on a GAAP basis and adjusted EPS of $2.17 to $2.23.

The company estimates reported sales for the fourth quarter of 2022 to be up 4% to 6%, which represents an increase of 9% to 11% on an organic basis. The company estimates fourth quarter 2022 EPS on a GAAP basis of $0.47 to $0.49 and adjusted EPS of $0.56 to $0.58.

DIVIDENDS
nVent previously announced on September 27, 2022 that its Board of Directors approved a regular cash dividend of $0.175 per share, payable during the fourth quarter on November 4, 2022.

EARNINGS CONFERENCE CALL
nVent’s management team will discuss the company’s third quarter performance on a conference call with analysts and investors at 9:00 a.m. ET today. A live audio webcast of the conference call and materials will be available through the “Investor Relations” section of the company’s website (http://investors.nvent.com). To participate, please dial 1-833-630-1071 or 1-412-317-1832 approximately 10 minutes before the 9:00 a.m. ET start. A replay of the conference call will be made accessible once it becomes available and will remain accessible through November 11, 2022 by dialing 1-877-344-7529 or 1-412-317-0088, along with the access code 9032499.

About nVent

nVent is a leading global provider of electrical connection and protection solutions. We believe our inventive electrical solutions enable safer systems and ensure a more secure world. We design, manufacture, market, install and service high performance products and solutions that connect and protect some of the world's most sensitive equipment, buildings and critical processes. We offer a comprehensive range of enclosures, electrical connections and fastening and thermal management solutions across industry-leading brands that are recognized globally for quality, reliability and innovation. Our principal office is in London and our management office is in Minneapolis. Our robust portfolio of leading electrical product brands dates back more than 100 years and includes nVent CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER.

nVent, CADDY, ERICO, HOFFMAN, RAYCHEM, SCHROFF and TRACER are trademarks owned or licensed by nVent Services GmbH or its affiliates.

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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “forecasts,” “should,” “would,” “positioned,” “strategy,” “future,” “are confident,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. All projections in this press release are also forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include adverse effects on our business operations or financial results, including due to the overall global economic and business conditions impacting our business; the impact of the novel coronavirus 2019 ("COVID-19") pandemic and potential impairment of goodwill and trade names; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions; competition and pricing pressures in the markets we serve, including the impacts of tariffs; volatility in currency exchange rates, interest rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; inability to mitigate material and other cost inflation; risks related to the availability of, and cost inflation in, supply chain inputs, including labor, raw materials, commodities, packaging and transportation; increased risks associated with operating foreign businesses, including risks associated with the conflict between Russia and Ukraine and related sanctions; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date of this press release. nVent assumes no obligation, and disclaims any obligation, to update the information contained in this press release.

Investor Contact
Tony Riter
Vice President, Investor Relations
nVent
763.204.7750
Tony.Riter@nVent.com

Media Contact
Stacey Wempen
Director, External Communications
nVent
763.204.7857
Stacey.Wempen@nVent.com
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nVent Electric plc
Condensed Consolidated Statements of Income (Unaudited)

	Three months ended		Nine months ended
In millions, except per-share data	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net sales	$745.2	$642.8	$2,167.4	$1,793.0
Cost of goods sold	455.2	392.3	1,362.3	1,098.3
Gross profit	290.0	250.5	805.1	694.7
% of net sales	38.9%	39.0%	37.1%	38.7%
Selling, general and administrative	154.8	139.7	445.3	392.1
% of net sales	20.8%	21.7%	20.5%	21.9%
Research and development	14.7	13.1	44.5	36.2
% of net sales	2.0%	2.0%	2.1%	2.0%
Operating income	120.5	97.7	315.3	266.4
% of net sales	16.2%	15.2%	14.5%	14.9%
Net interest expense	8.1	8.2	22.8	24.4
Other expense	0.5	0.6	2.3	1.8
Income before income taxes	111.9	88.9	290.2	240.2
Provision income taxes	18.5	14.6	49.1	34.3
Effective tax rate	16.5%	16.4%	16.9%	14.3%
Net income	$93.4	$74.3	$241.1	$205.9
Earnings per ordinary share
Basic	$0.56	$0.44	$1.45	$1.23
Diluted	$0.55	$0.44	$1.43	$1.21
Weighted average ordinary shares outstanding
Basic	166.5	168.2	166.4	168.0
Diluted	168.3	170.1	168.2	169.5
Cash dividends paid per ordinary share	$0.175	$0.175	$0.525	$0.525

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nVent Electric plc
Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2022	December 31, 2021
In millions
Assets
Current assets
Cash and cash equivalents	$194.0	$49.5
Accounts and notes receivable, net	493.3	438.1
Inventories	374.5	321.9
Other current assets	151.0	102.0
Total current assets	1,212.8	911.5
Property, plant and equipment, net	272.0	291.1
Other assets
Goodwill	2,168.7	2,186.7
Intangibles, net	1,080.3	1,143.8
Other non-current assets	142.1	141.1
Total other assets	3,391.1	3,471.6
Total assets	$4,875.9	$4,674.2
Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$15.0	$5.0
Accounts payable	258.9	261.0
Employee compensation and benefits	102.8	113.9
Other current liabilities	268.3	256.4
Total current liabilities	645.0	636.3
Other liabilities
Long-term debt	1,071.7	994.2
Pension and other post-retirement compensation and benefits	180.5	208.1
Deferred tax liabilities	209.8	210.3
Other non-current liabilities	118.3	129.2
Total liabilities	2,225.3	2,178.1
Equity	2,650.6	2,496.1
Total liabilities and equity	$4,875.9	$4,674.2

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nVent Electric plc
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine months ended
In millions	September 30, 2022	September 30, 2021
Operating activities
Net income	241.1	$205.9
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Depreciation	32.8	30.0
Amortization	53.1	49.7
Deferred income taxes	0.1	(0.8)
Share-based compensation	17.8	11.4
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	(76.9)	(91.7)
Inventories	(71.6)	(50.4)
Other current assets	(21.3)	(19.3)
Accounts payable	12.7	41.7
Employee compensation and benefits	(5.6)	39.0
Other current liabilities	18.7	36.5
Other non-current assets and liabilities	(1.1)	6.1
Net cash provided by (used for) operating activities	199.8	258.1
Investing activities
Capital expenditures	(30.8)	(25.2)
Proceeds from sale of property and equipment	2.0	0.1
Acquisitions, net of cash acquired	(8.6)	(235.1)
Net cash provided by (used for) investing activities	(37.4)	(260.2)
Financing activities
Net receipts (repayments) of revolving long-term debt	(106.7)	45.3
Proceeds from long-term debt	200.0	100.0
Repayments of long-term debt	(6.2)	(117.5)
Debt issuance costs	—	(2.3)
Settlement of cross currency swaps	10.0	—
Dividends paid	(87.7)	(88.3)
Shares issued to employees, net of shares withheld	0.3	12.1
Repurchases of ordinary shares	(8.5)	(20.0)
Net cash provided by (used for) financing activities	1.2	(70.7)
Effect of exchange rate changes on cash and cash equivalents	(19.1)	(3.7)
Change in cash and cash equivalents	144.5	(76.5)
Cash and cash equivalents, beginning of period	49.5	122.5
Cash and cash equivalents, end of period	$194.0	$46.0

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nVent Electric plc
Supplemental Financial Information by Reportable Segment (Unaudited)

	2022
In millions	First Quarter	Second Quarter	Third Quarter	Nine Months
Net sales
Enclosures	$359.4	$380.8	$387.7	$1,127.9
Electrical & Fastening Solutions	187.6	200.9	209.2	597.7
Thermal Management	147.7	145.8	148.3	441.8
Total	$694.7	$727.5	$745.2	$2,167.4
Segment income (loss)
Enclosures	$50.3	$61.5	$71.9	$183.7
Electrical & Fastening Solutions	47.1	58.8	60.8	166.7
Thermal Management	32.4	28.3	35.9	96.6
Other	(19.6)	(23.4)	(24.6)	(67.6)
Total	$110.2	$125.2	$144.0	$379.4
Return on sales
Enclosures	14.0%	16.2%	18.5%	16.3%
Electrical & Fastening Solutions	25.1%	29.3%	29.1%	27.9%
Thermal Management	21.9%	19.4%	24.2%	21.9%
Total	15.9%	17.2%	19.3%	17.5%

	2021
In millions	First Quarter	Second Quarter	Third Quarter	Nine Months
Net sales
Enclosures	$277.0	$300.4	$335.2	$912.6
Electrical & Fastening Solutions	147.9	169.2	169.3	486.4
Thermal Management	124.0	131.7	138.3	394.0
Total	$548.9	$601.3	$642.8	$1,793.0
Segment income (loss)
Enclosures	$48.8	$53.7	$56.4	$158.9
Electrical & Fastening Solutions	39.2	48.9	48.4	136.5
Thermal Management	21.0	24.9	31.6	77.5
Other	(11.9)	(17.3)	(18.2)	(47.4)
Total	$97.1	$110.2	$118.2	$325.5
Return on sales
Enclosures	17.6%	17.9%	16.8%	17.4%
Electrical & Fastening Solutions	26.5%	28.9%	28.6%	28.1%
Thermal Management	16.9%	18.9%	22.8%	19.7%
Total	17.7%	18.3%	18.4%	18.2%

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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the year ending December 31, 2022 excluding the effect of adjustments (Unaudited)

	Actual			Forecast (1)
In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$694.7	$727.5	$745.2
Operating income	90.1	104.7	120.5
% of net sales	13.0%	14.4%	16.2%
Adjustments:
Restructuring and other	2.0	2.3	5.9
Acquisition transaction and integration costs	0.3	0.5	—
Intangible amortization	17.8	17.7	17.6
Segment income	$110.2	$125.2	$144.0
Return on sales	15.9%	17.2%	19.3%

Net income - as reported	$67.8	$79.9	$93.4	$82	$323
Adjustments to operating income	20.1	20.5	23.5	18	82
Income tax adjustments	(3.4)	(4.3)	(5.2)	(3)	(16)
Net income - as adjusted	$84.5	$96.1	$111.7	$97	$389
Diluted earnings per ordinary share
Diluted earnings per ordinary share - as reported	$0.40	$0.48	$0.55	$0.47 - $0.49	$1.91 - $1.93
Adjustments	0.10	0.09	0.11	0.09	0.39
Diluted earnings per ordinary share - as adjusted	$0.50	$0.57	$0.66	$0.56 - $0.58	$2.30 - $2.32
(1) Forecast information represents an approximation

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nVent Electric plc
Reconciliation of GAAP to non-GAAP financial measures for the year ended December 31, 2021 excluding the effect of 2021 adjustments (Unaudited)
	Actual
In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Net sales	$548.9	$601.3	$642.8	$669.0	$2,462.0
Operating income	80.4	88.3	97.7	89.0	355.4
% of net sales	14.6%	14.7%	15.2%	13.3%	14.4%
Adjustments:
Restructuring and other	0.8	4.3	1.9	1.8	8.8
Acquisition transaction and integration costs	—	1.6	0.8	1.7	4.1
Intangible amortization	15.9	16.0	17.8	17.8	67.5
Segment income	$97.1	$110.2	$118.2	$110.3	$435.8
Return on sales	17.7%	18.3%	18.4%	16.5%	17.7%

Net income - as reported	$65.4	$66.2	$74.3	$67.0	$272.9
Adjustments to operating income	16.7	21.9	20.5	21.3	80.4
Pension and other post-retirement mark-to-market gain	—	—	—	(15.1)	(15.1)
Loss on early extinguishment of debt	—	—	—	15.2	15.2
Income tax adjustments	(8.7)	(3.8)	(4.0)	(3.8)	(20.4)
Net income - as adjusted	$73.4	$84.3	$90.8	$84.6	$333.0
Diluted earnings per ordinary share
Diluted earnings per ordinary share - as reported	$0.39	$0.39	$0.44	$0.39	$1.61
Adjustments	0.04	0.11	0.09	0.11	0.35
Diluted earnings per ordinary share - as adjusted	$0.43	$0.50	$0.53	$0.50	$1.96

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nVent Electric plc
Reconciliation of Net Sales Growth to Organic Net Sales Growth by Segment
for the quarter ended September 30, 2022 (Unaudited)

	Q3 Net Sales Growth
	Organic	Currency	Acq./Div.	Total
nVent	20.5%	(4.6%)	—%	15.9%
Enclosures	20.1%	(4.4%)	—%	15.7%
Electrical & Fastening Solutions	27.6%	(4.0%)	—%	23.6%
Thermal Management	12.7%	(5.5%)	—%	7.2%

Reconciliation of Net Sales Growth to Organic Net Sales Growth
for the quarter and year ending December 31, 2022 (Unaudited)

	Forecast (1)
	Q4 Net Sales Growth				Full Year Net Sales Growth
	Organic	Currency	Acq./Div.	Total	Organic	Currency	Acq./Div.	Total
nVent	9 - 11%	(5%)	—%	4 - 6%	18 - 19%	(4%)	2%	16 - 17%
(1) Forecast information represents an approximation

Reconciliation of cash from operating activities to free cash flow (Unaudited)

	Three months ended		Nine months ended
In millions	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net cash provided by (used for) operating activities	$135.9	$114.8	$199.8	$258.1
Capital expenditures	(10.0)	(7.3)	(30.8)	(25.2)
Proceeds from sale of property and equipment	—	—	2.0	0.1
Free cash flow	$125.9	$107.5	$171.0	$233.0